 EXHIBIT 99.1

Fifth Street Senior Floating Rate Corp. Declares Consistent Monthly Dividend and Reschedules Earnings Release for the Fiscal Year Ended September 30, 2015

GREENWICH, CT, December 1, 2015 – Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) (“FSFR”) today announced that its Board of Directors declared a consistent monthly dividend of 7.5 cents per share for December 2015 through February 2016. The dividend represents an annualized run rate of $0.90 per share.

The following table reflects the per share dividends which the Board of Directors declared on November 30, 2015:

Record Date	Payment Date	Amount
December 11, 2015	December 22, 2015	$0.075
January 4, 2016	January 15, 2016	$0.075
February 5, 2016	February 16, 2016	$0.075

Additionally, FSFR has rescheduled its earnings report for the quarter and fiscal year ended September 30, 2015 and now plans to report earnings after the financial markets close in New York on Tuesday, December 14, 2015.

FSFR will hold a conference call at 11:00 a.m. (Eastern Time) on Wednesday, December 15, 2015, to discuss its financial results. All interested parties are welcome to participate. Domestic callers can access the conference call by dialing (877) 369-6549.  International callers can access the conference call by dialing +1 (330) 863-3349.  All callers will need to enter the Conference ID Number 55957046 and reference "Fifth Street Senior Floating Rate Corp." after being connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

An archived replay of the call will be available approximately four hours after the end of the conference call and will be available through December 23, 2015, to domestic callers by dialing (855) 859-2056 and to international callers by dialing +1 (404) 537-3406.  For all replays, please reference Conference ID Number 55957046.  An archived replay will also be available online on the "Investor Relations" section of FSFR's website under the "News & Events – Calendar of Events" section.  FSFR's website can be accessed at fsfr.fifthstreetfinance.com.

About Fifth Street Senior Floating Rate Corp.

Fifth Street Senior Floating Rate Corp. is a specialty finance company that provides financing solutions in the form of floating rate senior secured loans to mid-sized companies, primarily in connection with investments by private equity sponsors.  FSFR's investment objective is to maximize its portfolio's total return by generating current income from its debt investments while seeking to preserve its capital.  The company has elected to be regulated as a business development company and is externally managed by a subsidiary of Fifth Street Asset Management Inc. (NASDAQ:FSAM), a nationally recognized credit-focused asset manager with over $5 billion in assets under management across multiple public and private vehicles.  With a track record of over 17 years, Fifth Street's platform has the ability to hold loans up to $250 million and structure and syndicate transactions up to $500 million.  Fifth Street received the 2015 ACG New York Champion's Award for "Lender Firm of the Year," and other previously received accolades include the ACG New York Champion's Award for "Senior Lender Firm of the Year," "Lender Firm of the Year" by The M&A Advisor and "Lender of the Year" by Mergers & Acquisitions.  FSFR's website can be found at fsfr.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as "believes," "expects," "estimates," "projects," "anticipates," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:

Robyn Friedman, Senior Vice President, Head of Investor Relations

(203) 681-3720

ir@fifthstreetfinance.com

Media Contact:

Tom Becker

Sitrick And Company

(212) 573-6100

Tom_Becker@sitrick.com